                           DUSA PHARMACEUTICALS, INC.

                             SUBSCRIPTION AGREEMENT


              A Minimum of 800,000 Shares ("Minimum Offering") and
       A Maximum of 1,500,000 Shares ("Maximum Offering") of Common Stock

To:   DUSA Pharmaceuticals, Inc.
      181 University Avenue
      Suite 1208
      Toronto, Ontario M5H 3M7
      Canada
      Attn.:  President


Ladies and Gentlemen:

      1. Subscription. The undersigned is hereby purchasing from DUSA Pharmaceuticals, Inc., a New Jersey corporation (the "Company"), ________________ shares (the "Shares") of the Company's common stock, no par value (the "Common Stock"), for a purchase price of $5.00 per share and an aggregate purchase price of $___________ (the "Purchase Price"). This Subscription is being made in connection with the Company's private placement of Shares solely to "Accredited Investors" (the "Offering"). The Terms of the Offering are more specifically described on Annex A hereto.

      2. Closing. On the date hereof (the "Closing"), payment of the Purchase Price is being made by electronic wire transfer in accordance with the following instructions:

               Bank Name:  Chase, NYC
               ABA #:  021000021
               Credit:  United States Trust Company of New York
               Account #:  920-1-073195

               Further Credit: Sunrise/DUSA Pharmaceuticals, Inc. Account #: 09035200
               Attention:  James Logan

or by delivery of a bank check or certified check made payable to "DUSA Pharmaceuticals, Inc. Escrow Account," in either case against delivery to the undersigned of a certificate representing the Shares. All checks should be delivered, together with an executed copy of this Subscription Agreement, to the Placement Agent for this Offering as follows:


Subagmt
January 5, 1999

               Sunrise Securities Corp.
               135 East 57th Street
               11th floor
               New York, New York
               Attention: Alan Swerdloff, Vice President

               The Closing shall take place at the offices of Lane and Mantell, 991 Route 22 West, Somerville, New Jersey on or about the fifth business day after the Offering terminates (i.e., on February 15, 1999 unless extended by mutual consent of the Company and Sunrise Securities Corp.) (the "Termination Date") or such earlier date that the Company elects to close after receipt of subscriptions for the Minimum Offering (the "Closing Date"). Promptly after the Closing, the Company will deliver to the undersigned certificates evidencing the Shares to be purchased by the undersigned, registered in its name upon receipt of payment of the Purchase Price. As of the Closing Date, the undersigned shall be entitled to vote all of the Shares, to receive dividends, if any, and to obtain all of the rights otherwise granted to the Company's shareholders. The name of each undersigned shall be registered on the transfer books of the Company as the record owner of the Shares purchased. If the Company has not received subscriptions for at least the Minimum Offering on or prior to the Termination Date, the Purchase Price will be returned promptly without interest.

      3. Representations and Warranties of the Company. To induce the undersigned to enter into this Agreement and to purchase the Shares, the Company hereby represents and warrants to the undersigned the following:

               (a) Organization, Standing, Etc. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey and has the requisite corporate power and authority to own or lease its properties and to carry on its business as it is now being conducted. The Company has the requisite corporate power and authority to issue the Shares and to perform its obligations under this Subscription Agreement.

               (b) Valid Issuance. The Shares, when issued and delivered against payment therefor pursuant to terms of this Subscription Agreement, will be duly authorized, validly issued and enforceable in accordance with their respective terms and the terms of this Subscription Agreement.

               (c) Corporate Acts and Proceedings. This Subscription Agreement and the Offering have been duly authorized by all necessary corporate action on behalf the Company. This Subscription Agreement has been duly executed and delivered by an authorized officer of the Company, is a valid and binding agreement on the part of the Company and is enforceable against the Company in accordance with its terms. All corporate actions necessary to the authorization, creation, issuance and delivery of the Shares and the conducting of the Offering have been taken by the Company.


Subagmt
January 5, 1999

               (d) Compliance with Applicable Laws and Other Instruments. Neither the execution or delivery of, nor the performance of or compliance with this Subscription Agreement, the issuance of the Shares nor the consummation of the transactions contemplated hereby will, with or without the giving of notice or passage of time, result in any material breach of, or constitute a material default under, or result in the imposition of any material lien or encumbrance upon any asset or property of the Company pursuant to, any material agreement or other instrument to which the Company is a party or by which it or any of its properties, assets or rights is bound or affected, and will not violate the Company's Certificate of Incorporation or Bylaws.

               (e) Securities Laws. Based in part upon the representations of the undersigned in Section 5 hereof, no consent, authorization, approval, permit or order of or filing with any governmental or regulatory authority is required under current laws and regulations in connection with the execution and delivery of this Agreement or the offer, issuance, sale or delivery of the Shares, other than (i) the filing of a Form D pursuant to Regulation D under the Securities Act of 1933, as amended (the "Act"), (ii) the filing, if required, of any notice with any state whose laws require such filing, (iii) the qualification thereof, if required, under other applicable state laws, which qualification has been or will be effected as a condition of the Offering and (iv) the listing thereof on The NASDAQ Stock Market. Under the circumstances contemplated by this Subscription Agreement, the offer, issuance, sale and delivery of the Shares will not, under current laws and regulations, require compliance with the prospectus delivery or registration requirements in the Act.

               (f) Capital Stock. The authorized and issued capital stock of the Company as of the Closing is correctly set forth in the unaudited interim financial statements for the quarter ended September 30, 1998. All of the outstanding shares of the Company were duly authorized and validly issued and are fully paid and nonassessable. Except as described in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, (the "Form 10-K"), quarterly report on Form 10-Q for the quarter ended March 31, 1998, quarterly report on Form 10-Q for the quarter ended June 30, 1998, quarterly report on Form 10-Q for the quarter ended September 30, 1998 and any other reports filed prior to Closing (collectively, the "SEC Filings"), in each case as filed with the Securities and Exchange Commission (the "Commission"), there are no outstanding subscriptions, options, warrants, calls, contracts, demands, commitments, convertible securities or other agreements or arrangements of any character or nature whatever, other than in connection with the Offering, pursuant to which the Company is obligated to issue any securities of any kind representing an ownership interest in the Company. Neither the offer nor the issuance or sale of the Shares constitutes an event under any anti-dilution provisions of any securities issued (or issuable pursuant to outstanding rights, warrants or options) by the Company or any agreements with respect to the issuance of securities by the Company, which will either increase the number of securities issuable pursuant to such provisions or decrease the consideration per share to be received by the Company pursuant to such provisions. No holder of any securities of the Company is entitled to any preemptive or similar rights to purchase any securities of the Company in connection with the Offering.

               (g) SEC Filings. The Company has furnished, or made available through the EDGAR Internet web site of the Commission, to the undersigned true and complete copies of the

Subagmt
January 5, 1999

SEC Filings. As of their respective filing dates, the SEC Filings complied in all material respects with the applicable requirements of the Exchange Act of 1934, as amended (the "Exchange Act"). The SEC Filings do not as of their respective dates contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

               (h) Representations. The Company certifies that the representations set forth herein concerning the Company are true and correct as of the date hereof, shall be true and accurate as of the date of the acceptance hereof by the Company and shall survive thereafter.

      4. Transfer Restrictions.

               (a) The undersigned realizes that the Shares are not registered under the Act or any foreign or state securities laws. The undersigned agrees that the Shares will not be sold, offered for sale, pledged, hypothecated or otherwise transferred (collectively, "Transfer"), except in compliance with the Act and applicable foreign and state securities laws. The undersigned understands that he can only Transfer the Shares pursuant to registration under the Act or pursuant to an exemption therefrom. The undersigned understands that Transfer of the Shares may require in certain jurisdictions specific approval by the appropriate governmental agency or commission in such jurisdiction. The undersigned has been advised that, except as set forth in Section 6 hereof, the Company has no obligation, and does not intend, to cause the Shares to be registered under the Act or the securities law of any other jurisdiction or to comply with the requirements for any resale exemption under the Act, including but not limited to, those provided by Rule 144 and Rule 144A promulgated under the Act, or under the securities law of any other jurisdiction.

               (b) To enable the Company to enforce the transfer restrictions contained in Section 4(a) hereof, the undersigned hereby consents to the placing of legends upon, and stop-transfer orders with the transfer agent of the Common Stock with respect to, the Shares.

      5. Representations and Warranties of the Undersigned. To induce the Company to accept the undersigned's subscription, the undersigned hereby represents and warrants to the Company that:

               (a) the undersigned, if an individual, has reached the age of majority in the jurisdiction in which he resides, is a bona fide resident of the jurisdiction contained in the address set forth on the signature page of this Subscription Agreement, is legally competent to execute this Subscription Agreement, does not intend to change residence to another jurisdiction and is not a resident of Canada;

               (b) the undersigned, if an entity, is duly authorized to execute this Subscription Agreement and this Subscription Agreement, when executed and delivered by the undersigned, will constitute a legal, valid and binding obligation enforceable against the undersigned in accordance with its terms; and the execution, delivery and performance of this Subscription Agreement and the


Subagmt
January 5, 1999
consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate or other necessary action on the part of the undersigned;

               (c) the Shares subscribed for hereby are being acquired by the undersigned for investment purposes only, for the account of the undersigned and not with the view to any resale or distribution thereof except as permitted under Section 6 hereof, and the undersigned is not participating, directly or indirectly, in a distribution of such Shares and will not take, or cause to be taken, any action that would cause the undersigned to be deemed an "underwriter" of such Shares as defined in Section 2(11) of the Act;

               (d) the undersigned has had access to all materials, books, records, documents and information relating to the Company which the undersigned has requested, including (i) the SEC Filings and (ii) the Company's Proxy Statement dated April 27, 1998 (the "Proxy Statement"), and has been able to verify the accuracy of the information contained therein;

               (e) the undersigned acknowledges and understands that investment in the Share involves a high degree of risk, including without limitation, the risks set forth in the SEC Filings under the captions "Factors Affecting Future Operating Results" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" as well as those risk factors set forth in Annex A;

               (f) the undersigned acknowledges that the undersigned has been offered an opportunity to ask questions of, and receive answers from, officers of the Company concerning all material aspects of the Company and its business and the Offering, and that any request for such information has been fully complied with to the extent the Company possesses such information or can acquire it without unreasonable effort or expense;

               (g) the undersigned has such knowledge and experience in financial and business matters that the undersigned is capable of evaluating the merits and risks of an investment in the Company and can afford a complete loss of his investment in the Company;

               (h) The undersigned has, in connection with its decision to purchase the Shares, relied solely upon the SEC Filings and the Proxy Statement. The Undersigned has not relied upon any representations or other information (whether oral or written) from the Company, the Placement Agent or any of its agents other than as set forth herein and no oral or written representations have been made or oral or written information furnished to the undersigned or its advisors, if any, in connection with the offering of the Shares which were in any way inconsistent with the SEC filings and the Proxy Statement;

               (i) The undersigned represents and warrants to and covenants with the Company that the undersigned has not engaged and will not engage in any sales of the Shares, including a short sale covered by the Shares, prior to the effectiveness of the Resale Registration Statement (as defined


Subagmt
January 5, 1999
in Section 6), except to the extent that any such short sale is fully covered by shares of Common Stock of the Company other than the Shares;

               (j) the undersigned recognizes that no governmental agency has passed upon or endorsed the merits of the issuance of the Shares or made any finding or determination as to the fairness of this Offering;

               (k) if the undersigned is purchasing the Shares subscribed for hereby in a representative or fiduciary capacity, the representations and warranties contained herein shall be deemed to have been made on behalf of the person or persons for whom such Shares are being purchased;

               (l) the undersigned has not entered into any agreement to pay commissions to any persons with respect to the purchase or sale of the Shares, except commissions for which the undersigned will be responsible;

               (m) the undersigned acknowledges that the Company will pay to Sunrise Securities Corp. with respect to the sale of the Shares by the Company to the undersigned (except to the extent otherwise provided in Annex A) (i) a commission of 5.0% of the aggregate Purchase Price and a non-accountable expense allowance of 3.0% thereof, payable in either case at the option of Sunrise Securities Corp. in cash or shares of Common Stock valued at the Purchase Price less the commission and non-accountable expense allowance, and (ii) five-year warrants to purchase, at a purchase price of $5.00 per share, that number of shares of Common Stock equal to 10% of the number of Shares being purchased by the undersigned hereunder;

               (n) all information which the undersigned has provided to the Company concerning his financial position is correct and complete as the date set forth below, and if there should be any change in such information prior to the undersigned's acceptance as a security holder of the Company, the undersigned will immediately provide such information to the Company and will promptly send confirmation of such information to the Company and the Placement Agent;

               (o) the undersigned is not subscribing for the Shares as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or meeting to which the public was invited;

               (p) the undersigned is an "Accredited Investor" as that term is defined in Section 501(a) of Regulation D promulgated under the Act. Specifically the undersigned is (check appropriate item(s)):

      |_|           (i) a bank as defined in Section 3(a)(2) of the Act, or a
savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Act whether acting in its


Subagmt
January 5, 1999
individual or fiduciary capacity; a broker or dealer registered pursuant to
Section 15 of the Exchange Act; an insurance company as defined in Section 2(13) of the Act; an investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) of (d) of the Small Business Investment Act of 1958; a plan established and maintained by a state, its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000, an employee benefit plan within the meaning of the Employment Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment advisor, or if the employee benefit plan has total assets in excess of $5,000,000, or if a self-directed plan, with investment decisions made solely by persons that are Accredited Investors;

      |_|           (ii) a private business development company as defined in
Section 202(a)(22) of the investment Advisers Act of 1940;

      |_|           (iii) an organization described in Section 501(c)(3) of the
Internal Revenue Code of 1986, as amended, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring Shares, with total assets in excess of $5,000,000;

      |_|           (iv) a director or executive officer of the Company;

      |_|           (v) a natural person whose individual net worth, or joint
net worth with that person's spouse, at the time of his or her purchase exceeds $1,000,000;

      |_|           (vi) a natural person who had an individual income (not
including his or her spouse's income) in excess of $200,000 in 1996 and 1997 or joint income with his or her spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching such income level in 1998;

      |_|           (vii) a trust, with total assets in excess of $5,000,000,
not formed for the specific purpose of acquiring Shares, whose purchase is directed by a person having such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks entailed in the purchase of Shares; or


Subagmt
January 5, 1999

      |_|           (viii) an entity in which all of the equity owners are
Accredited Investors. (If this alternative is checked, the undersigned must identify each equity owner and provide statements signed by each demonstrating how each is qualified as an Accredited Investor.)

               (q) the undersigned certifies that the representations set forth herein concerning the Undersigned are true and correct as of the date hereof, shall be true and accurate as of the date of the acceptance hereof by the Company and shall survive thereafter.

      6. Registration of Shares under the Act.

               (a) By its acceptance hereof, the Company agrees that it shall, at its expense, (i) not later than 30 business days after the final closing of the Offering (the "Filing Deadline") file a registration statement or amend an existing effective registration statement (in either case, the "Resale Registration Statement") with the Commission to register under the Act the resale by the undersigned of the Shares, (ii) use its reasonable best efforts to cause the Resale Registration Statement to become effective under the Act as promptly as practicable, (iii) after the Resale Registration Statement is declared effective under the Act, furnish the undersigned with such number of copies of the final prospectus included in the Resale Registration Statement (the "Prospectus") as the undersigned may reasonably request to facilitate the resale of Shares, and (iv) use its reasonable best efforts to cause such Registration Statement to remain effective until such time as the undersigned becomes eligible to resell the Shares pursuant to Rule 144 under the Act.

               (b) The Company will prepare and file with the Commission such amendments and Prospectus supplements, including post-effective amendments to the Resale Registration Statement, as the Company determines may be necessary or appropriate, and use its reasonable best efforts to have such post-effective amendments declared effective as promptly as practicable; cause the Prospectus to be supplemented by any Prospectus supplement, and as so supplemented, to be filed with the Commission; and promptly notify the undersigned when a Prospectus, and any Prospectus supplement or post-effective amendment must be filed or has been filed (including any filing in response to a Sale Notice) and, with respect to any post-effective amendment, when the same has become effective.

               (c) In connection with the Resale Registration Statement, the undersigned shall furnish the Company such information as the Company shall reasonably request.

               (d) At any time the Company may refuse to permit the undersigned to resell any Shares pursuant to the Resale Registration Statement; provided, however, that in order to exercise this right, the Company must deliver a certificate in writing to the undersigned to the effect that withdrawal of such Resale Registration Statement is necessary because a sale pursuant to the Resale Registration Statement in its then-current form could constitute a violation of the federal securities laws. In such an event, the Company shall use its best efforts to amend the Resale Registration Statement if necessary and take all other actions necessary to allow such sale under the federal


Subagmt
January 5, 1999
securities laws, and shall notify the undersigned promptly after it has determined that such sale has become permissible under the federal securities laws. The undersigned hereby covenants and agrees that it will not sell any Shares pursuant to the Resale Registration Statement during the periods the Resale Registration Statement is withdrawn as set forth in this Section 6(d).

               (e) In connection with the Resale Registration Statement, the Company shall use its best efforts to cause the registered Shares to be registered or qualified for sale under the securities or "blue sky" laws of such jurisdictions as the holders of at least a majority of all such registered Shares and/or as the Placement Agent may reasonably request.

      7. Indemnification.

               (a) The undersigned understands the meaning and legal consequences of the representations and warranties made by the undersigned in this Subscription Agreement, and agrees to indemnify and hold harmless the Company and each of the Company's directors, officers, stockholders, employees, counsel, agents, successors and assignees from and against any and all loss, damage, liability or expenses (including, without limitation, attorneys' fees), as and when incurred, due to or arising out of (in such case in whole or in part) any breach of any representation or warranty made by the undersigned set forth herein or in any other agreement or other document furnished by the undersigned to any of the foregoing in connection with the Offering, any failure by the undersigned to fulfill any of its covenants or agreements set forth herein, or arising out of the resale or distribution by the undersigned of the Shares or any portion thereof in violation of the Act or any applicable foreign or state securities or "blue sky" law.

               (b) The Company understands the meaning and legal consequences of the representations and warranties made by it in this Subscription Agreement, and agrees to indemnify and hold harmless the undersigned and each of the undersigned's directors, officers, stockholders, employees, counsel, agents, successors and assigns from and against any and all loss, damage, liability or expense (including, without imitation, attorneys' fees), as and when incurred, due to or arising out of (in each case in whole or in part) any breach of any representation or warranty made by the Company set forth herein, or any failure by the Company to fulfill any of its covenants or agreements set forth herein.

               (c) To the extent permitted by law, the Company will indemnify and hold harmless each holder of Shares included in the Resale Registration Statement (a "Holder"), the directors, if any, of such Holder, the officers, if any, of such Holder, and each person, if any, who controls such Holder within the meaning of the Act or the Exchange Act, against any losses, claims, damages, expenses or liabilities to which any of them may become subject, under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, expenses or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any of the following statements, omissions or violation (collectively, a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in the Resale Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or


Subagmt
January 5, 1999
supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or (iii) any violation or alleged violation by the Company of the Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Act, the Exchange Act or any state securities law; and the Company will reimburse the Holders and each such controlling person, promptly as such expenses are incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding.

               (d) To the extent permitted by law, each Holder, severally and not jointly, will indemnify and hold harmless, to the same extent and in the same manner set forth in Section 7(c), the Company, each of its directors and officers who have signed the Resale Registration Statement, and each person, if any, who controls the Company within the meaning of the Act or the Exchange Act, against any losses, claims, damages or liabilities to which any of them may become subject, under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened in respect thereof) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with the Resale Registration Statement; and such Holder will reimburse such persons for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or action.

               (e) With respect to the indemnification set forth in Sections 7(c) or (d) above, to the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under said Sections 7(c) or (d) to the extent permitted by law; provided that
(i) no contribution shall be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in said Sections 7(c) or (d),(ii) no party guilty of fraudulent misrepresentation (within the meaning of Section 11 of the Act) shall be entitled to contribution from any party who was not guilty of such fraudulent misrepresentation, and
(iii) contribution from any Holder shall be limited in amount to the net amount of proceeds received by such Holder from the sale of Shares under the Resale Registration Statement.

      8. Further Documents. The undersigned agrees that it will execute such other documents as may be necessary or desirable in connection with the transactions contemplated hereby.

      9. Modification. Neither this Subscription Agreement nor any provisions hereof shall be waived, modified, discharged or terminated except by an instrument in writing signed by the party against whom any such waiver, modification, discharge or termination is sought.

      10. Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, or by Federal Express, Express Mail or similar overnight delivery or courier service and delivered against


Subagmt
January 5, 1999
receipt to the party to whom it is to be given, (i) if to the Company, at the address set forth on the first page hereof, (ii) if to the undersigned, at its address set forth on the signature page hereto, or (iii) in either case, to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 10. Notice to the estate of any party shall be sufficient if addressed to the party as provided in Section 10. Any notice or other communication given by certified mail shall be deemed given at the time of certification thereof, except for a notice changing a party's address which shall be deemed given at the time of receipt thereof. Any notice given by other means permitted by this Section 10 shall be deemed given at the time of receipt thereof.

      11. Counterparts. This Subscription Agreement may be executed through the execution of separate signature pages or in any number of counterparts, and each such counterpart shall, for all purposes, constitute one agreement binding on all parties, notwithstanding that all parties are not signatories to the same counterpart.

      12. Entire Agreement. This Subscription Agreement contains the entire agreement of the parties with respect to the subject matter hereof and there are no representations, covenants or other agreements except as stated or referred to herein.

      13. Severability. Each provision of this Subscription Agreements is intended to be severable from every other provision, and the invalidity or illegality of any portion hereof shall not affect the validity or legality of the remainder hereof.

      14. Assignability. This Subscription Agreement is not transferable or assignable by the undersigned.

      15. Applicable Law. This Subscription Agreement has been negotiated and consummated in the State of New York and shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to conflict of laws.

      16. Choice of Jurisdiction. Any action or proceeding arising directly, indirectly or otherwise, in connection with, out of or from this Subscription Agreement, any breach hereof or any transaction covered hereby shall be resolved within New York, New York. Accordingly, the parties consent and submit to the jurisdiction of the United States federal and state courts located within New York, New York.

      17. Taxpayer Identification Number. The undersigned verifies under penalties of perjury that any Taxpayer Identification Number or Social Security Number shown on the signature page hereto is true, correct and complete.

      18. Pronouns. Any personal pronoun shall be considered to mean the corresponding masculine, feminine or neuter personal pronoun, as the context requires.


Subagmt
January 5, 1999

               IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement this __ day of ____________, 199_.


Number of Shares Subscribed for: ____________________ Shares


INDIVIDUAL SUBSCRIBER:                      ENTITY SUBSCRIBER:

__________________________________          _____________________________
(Signature of Subscriber)                   (Print Name of Subscriber)

__________________________________          By:_____________________________
(Typed or Printed Name)                     Name:___________________________
                                            Title:__________________________
__________________________________          _____________________________
(Residence Address)                         (Address)

__________________________________          _____________________________
(City, State and Zip Code)                  (City, State and Zip Code)

__________________________________          _____________________________
(Telephone Number)                          (Telephone Number)

__________________________________          _____________________________
(Telecopier Number)                         (Telecopier Number)

__________________________________          _____________________________
(Tax I.D. or Social Security Number)        (Tax I.D. or Social Security Number)


ACCEPTED:

DUSA PHARMACEUTICALS, INC.               For entities desiring that certificates
                                         for Shares be delivered to an address
By:_______________________________       other than that set forth above, set
Name:_____________________________       for the delivery address:
Title:____________________________
Dated: January _____, 1999               _____________________________
                                         (Address)

                                         _____________________________
                                         (City, State and Zip Code)


Subagmt
January 5, 1999

                                                                         Annex A
                           DUSA Pharmaceuticals, Inc.

                         January 1999 Private Placement

                         Terms of Offering (Amendment 1)
                                January 11, 1999

Private placement           This offering is being made exclusively to
                            institutions and high-net worth individuals that meet the definition of "Accredited Investor" as set forth in Section 501(a) of Regulation D under the Securities Act of 1933 ("the Act").

Amount                      $7,000,000    to $7,500,000

Shares 1,400,000 to 1,500,000 shares of common stock (the Shares") of DUSA Pharmaceuticals, Inc. (the "Company")

Price                       $5.00 per share

Pre-Offering outstanding    9,365,950 shares of common stock
shares

Pre-Offering warrants and   2,275,300
options


Escrow Funds shall be placed in a non-interest bearing escrow account at US Trust Company pending receipt of the minimum placement of $4,000,000.

Summary Update              This Summary Update is a summary only and is
                            qualified in its entirety by the information contained in the registration statements, current reports and periodic reports ("SEC Filings") filed by the Company with the Securities and Exchange
                            Commission.

                            The Company is a pharmaceutical company engaged primarily in the development of photodynamic therapy ("PDT") and photodetection ("PD"), using Levulan(R), the Company's brand of 5-aminolevulinic acid for various medical indications. The Company's lead indications are the use of Levulan(R) for PDT of actinic keratoses ("AKs") and PD of bladder cancer. AKs are common sun-induced pre-cancerous skin lesions that occur primarily in fair-skinned individuals. There are an estimated 4 million patient visits per year in the US for this condition.

                            In 1997 the Company completed a Phase III trial of Levulan(R) for multiple AKs. Overall in these trials 91% of the AK lesions were cleared with Levulan(R) PDT compared with 25% of controls. Assessed by individual patient responses, 89% of patients were considered cleared with Levulan(R)PDT compared to 13% of controls. A well-tolerated burning, stinging discomfort was experienced in the AK lesions during light exposure. There were no significant treatment-related side effects, and no systemic photosensitivity reported. Cosmetic responses were rated as good or excellent by physicians and patients in over 90% of cases, and 84% of patients stated that they would choose Levulan(R) PDT if they required treatment for AKs in the future.

                            On June 30, 1998 the Company submitted to the US Food and Drug Administration ("FDA") a New Drug Application ("NDA") for Levulan(R) PDT for AKs. In September of 1998 the FDA accepted that NDA for filing.

                            The Company is in active negotiations with a number of pharmaceutical companies for a marketing alliance for Levulan(R) PDT for dermatology.

                            The Company is close to completing a Phase I/II trial for the use of Levulan(R) in the PD of bladder cancer.

                            Other potential Levulan(R) indications targeted for development by the Company include acne, hair removal, endometrial ablation and cervical cancer/dysplasia.

Risk factors                Investment in the Common Stock of the Company
                            involves a high degree of risk including, but not limited to, those risks set forth in the SEC Filings such as: (i) the ability of the Company to obtain
                            FDA approval of Levulan(R)for AKs or any other indication, (ii) the ability of the Company to enter into a marketing alliance for Levulan(R)for AKs or to market the product itself, (iii) market acceptance for Levulan(R)or any other product of the Company, (iv) the potential impact of health care reforms and the ability to obtain third party reimbursement for Levulan(R)for AKs or any other product, (v) the ability of the Company to manufacture Levulan(R), Kerasticks(TM)and light device products and its reliance on third-parties to do so, (vi) the Company's ability to secure adequate financing for its ongoing operations, (vii) the potential impact of competitive products and the pricing of those products and (viii) the ability of the Company to maintain its patent portfolio. The
                            Shares have not been registered under the Act or any foreign or state securities laws. The Shares may not be sold until registration under the Act in accordance with the registration rights described below or pursuant to an exemption from registration.


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



Placement agent             Sunrise Securities Corp.("Sunrise") is acting as
                            placement agent. Sunrise shall be paid a commission of 5% of the sales price and a non-accountable expense allowance of 3% of the sales price. Sunrise may elect to receive all or any part of its commission and non- accountable expense allowance in shares of common stock valued at the sales price less the per-share commission and non-accountable expense allowance (the "Commission Shares"). In addition, Sunrise shall be issued warrants to purchase a number of shares of Common Stock equal to 10% of the shares placed including any Commission
                            Shares. The term of these warrants is 5 years, and the exercise price is $5.00 per share. Employees of the Placement Agent who meet the definition of "Accredited Investor" as set forth in Section 501(a) of Regulation D under the Act may purchase Shares for their own personal account on the same terms and conditions as other investors in the offering. Any such purchases shall count towards the minimum and maximum offerings, respectively. The Company shall reimburse Sunrise for all reasonable, documented out of pocket expenses incurred by Sunrise in connection with the offering including fees of Sunrise's counsel, printing, postage, overnight delivery and travel and entertainment.


Registration rights         The Company shall, at its expense, (i) not
                            later than a date 30 business days after the final closing of the Offering (the "Filing Deadline") file a registration statement(s) (the "Registration
                            Statement") with the Securities and Exchange
                            Commission ("Commission") to register under the Act the resale by the subscribers to the Shares, (ii) use its reasonable best efforts to cause the Registration Statement to become effective under the Act as promptly as practicable, (iii) after the Registration Statement is declared effective under the Act, furnish subscribers with such number of copies of the prospectus included in the Registration Statement as the subscribers may reasonably request to facilitate the resale of the Shares; and (iv) use its reasonable best efforts to cause such Registration Statement to remain effective until such time as the subscribers become eligible to resell the Shares pursuant to Rule 144.
                            In the event that the Company shall fail to cause the Registration Statement to be declared effective within 90 days of the Filing Deadline, the Company shall issue to the subscribers as compensation thereof, shares of Common Stock equal to (i) 1% of the Shares for each 30 days or part thereof effectiveness is delayed beyond 90 days up to 150 days after the Filing Deadline and (ii) 2% of the Shares for each 30 days or part thereof effectiveness is delayed beyond 150 days after the Filing Deadline; provided, however, that the Company shall not be required to issue such shares if such failure has been caused by (a) the failure of the subscribers to provide information in connection with The Registration Statement or (b) the occurrence of a material event not in the ordinary course which may delay the effectiveness of the Registration Statement pending public disclosure, which disclosure shall be promptly made; and provided further that no such shares shall be issued

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


                            to the extent that such issuance would result in a total number of shares being issued in the placement that would require the consent of shareholders under the rules of the Nasdaq Oil Market.



                            The Company may at any time refuse to permit subscribers to resell any Shares pursuant to the Registration Statement upon delivery to the Subscribers of a written certificate to the effect that withdrawal of the Registration Statement is necessary because a sale thereunder in the then current form would constitute a violation of federal securities laws. In the event of a withdrawal, the Company shall use its best efforts to amend the Registration Statement and/or take all other necessary actions to again permit sales in compliance with the federal securities laws.

Lock-up For a period of one year following the final closing of the offering, the Company shall not sell or offer to sell any of its securities in a private placement, except pursuant to the Company's stock option plan or in connection with a dermatology corporate alliance transaction, without the written consent of Sunrise, which consent shall not be unreasonably withheld. All of the Company's officers and directors shall agree to lock-up their shares for a period of 180 days following the final closing of the offering.

Termination of offering     The offering will terminate on February 15,
                            1999 unless extended by mutual consent of the Company and Sunrise (the "Termination Date"). On the Termination Date, any funds remaining in escrow that have not been closed upon shall be promptly returned to subscribers, without interest thereon.

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